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                                                                   Exhibit 11.1

                                     PSINet Inc.
                                   and Subsidiaries

                    Calculation of Loss per Share  (Unaudited) (1)

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                                                                                 Three Months Ended
                                                                                    June 30, 1997
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Weighted average shares outstanding:
Common stock:
     Shares outstanding at beginning of period...................................      40,173,502
     Weighted average shares issued during the three months ended June 30, 1997
     (222,271 shares)............................................................          51,902
                                                                                       ----------

                                                                                       40,225,404
                                                                                       ----------
                                                                                       ----------

Net loss........................................................................     $(11,323,000)
                                                                                     ------------
                                                                                     ------------
Loss per share (unaudited)......................................................     $      (0.28)
                                                                                     ------------
                                                                                     ------------

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(1) For a discussion of loss per share, see Note 2 of the Notes to the
    Consolidated Financial Statements.